EXHIBIT 10.70
AMENDMENT
TO
FLOWSERVE CORPORATION
DEFERRED COMPENSATION PLAN
1. Preamble. Flowserve Corporation (“Flowserve”) established a deferred compensation plan, most recently amended and restated as the Flowserve Deferred Compensation Plan (the “Plan”) effective June 1, 2000. Since such restatement, section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), has been enacted and has become effective with respect to the Plan. The Plan will be amended in 2006 for overall compliance with section 409A of the Code. In the interim, Question and Answer 20 of Internal Revenue Service Notice 2005-1 permits distribution of certain amounts without respect to the otherwise applicable limitations of section 409A. By this amendment, Flowserve intends to accomplish amendment of the Plan to provide for such distributions. Section 9.01 of the Plan permits the Organization and Compensation Committee of the Board of Directors of Flowserve to amend the Plan.
2. Amendment. Pursuant to Section 9 of the Plan, the Plan is hereby amended by adding the following Section 7.09 to the Plan, to follow Section 7.08 and to precede Article VIII:
     “SECTION 7.09 2005 DISTRIBUTION. Notwithstanding anything to the contrary in this Plan, the entire amount credited to the Deferral Account of each of former employee Participant William Jordan and current employee Ronald F. Shuff will be distributed in full to such Plan Participants prior to December 31, 2005. Such distribution will be includible in the reportable taxable income of such Participants for the taxable year 2005. This distribution is in accordance with Question and Answer 20 of Internal Revenue Service Notice 2005-1, and shall terminate the participation of such former employee Participant William Jordan in the entirety and shall terminate the deferrals of current employee Ronald F. Shuff solely with respect to such amounts. Such distributions shall be made in a single lump sum in cash to each such Participant, as required under Section 7.01.”
3. Effect of Amendment. Except as amended by this First Amendment to Flowserve Corporation Deferred Compensation Plan, the Plan, as amended effective June 1, 2000, shall remain in full force and effect.

FLOWSERVE CORPORATION

	By:	Pension and Investment Committee

		By:	/s/ Mark A. Blinn, Member

Executed December 14, 2005

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